Exhibit 99.1

ZYNGA ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

SAN FRANCISCO – August 4, 2016 – Zynga Inc. (NASDAQ: ZNGA), a leading social game developer, today announced financial results for the second quarter ended June 30, 2016. In addition to today’s press release, a copy of our Q2 2016 Quarterly Earnings Letter, which outlines our Q2 2016 financial results and business outlook, is available on our website at http://investor.zynga.com. Zynga management will host a live Q&A session at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, August 4, to discuss Zynga’s Q2 2016 performance.

“We are continuing to make great progress in our turnaround. Our Q2 bookings and Adjusted EBITDA were both above the high end of our guidance range, with bookings at $175 million and Adjusted EBITDA at $12 million. In Q2, we launched 4 new games, including the successful release of NaturalMotion’s highly anticipated CSR2. Our top live services saw growth, with Words With Friends, Social Slots and Zynga Poker delivering strong results this quarter. We are tightening our operating model and improving our cost management as we do more with less, particularly in marketing. While we have more work to do in our turnaround, I am encouraged to see the momentum we feel in our products and company show up in our results,” said Frank Gibeau, CEO of Zynga.

 Financial Highlights

•	GAAP revenue of $182 million and GAAP net loss of $4 million;
•	Bookings of $175 million; above the high end of the guidance range, flat year-over-year and down 4% sequentially
•	Adjusted EBITDA of $12 million; above the guidance range
•	$868 million in cash, cash equivalents and marketable securities
•	GAAP operating expenses of $132 million, down 15%, quarter-over-quarter
•	Non-GAAP operating expenses of $118 million; down 5% quarter-over-quarter, driven by a 14% reduction in marketing expenses

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
GAAP Results
Revenue	$181,735	$186,721	$199,918	$368,456	$383,211
Net income (loss)	$(4,446)	$(26,558)	$(26,868)	$(31,004)	$(73,364)
Diluted net income (loss) per share	$(0.01)	$(0.03)	$(0.03)	$(0.04)	$(0.08)

Non-GAAP Results
Bookings	$174,653	$181,625	$174,462	$356,278	$341,872
Adjusted EBITDA	$11,565	$10,939	$963	$22,504	$3,056
Non-GAAP net income (loss)	$1,555	$1,553	$(7,578)	$3,108	$(14,291)
Non-GAAP earnings (loss) per share	$0.00	$0.00	$(0.01)	$0.00	$(0.02)

Player Metrics (users and payers in millions)

	Three Months Ended
	June 30,	March 31,	June 30,		Q2'16	Q2'16
	2016	2016	2015		Q/Q	Y/Y
Average daily active users (DAUs)	18	19	21		(8)%	(15)%
Average mobile DAUs	15	16	17		(7)%	(11)%
Average web DAUs	3	3	4		(10)%	(28)%

Average monthly active user (MAUs)	61	68	83		(11)%	(26)%
Average mobile MAUs	49	55	64		(11)%	(23)%
Average web MAUs	12	13	19		(11)%	(37)%

Average daily bookings per average DAU (ABPU)	$0.107	$0.103	$0.091		4%	17%
Average monthly unique users (MUUs) (1)	50	56	60	(2)	(11)%	(16)%
Average monthly unique payers (MUPs) (1)	0.9	1.0	1.0		(5)%	(5)%
Payer conversion (1)	1.8%	1.7%	1.6%		7%	13%

(1)

MUUs, MUPs and payer conversion exclude certain games as our systems are unable to distinguish whether a player of these games is also a player of other Zynga games. We exclude players of these games to avoid potential duplication.

•	For the second quarter of 2015, NaturalMotion legacy games (CSR Racing, CSR Classics and Clumsy Ninja) are excluded from MUUs, MUPs and payer conversion.
•

For the first and second quarter of 2016, Rising Tide games (Black Diamond Casino and Vegas Diamond Slots) and Zindagi legacy games (Yummy Gummy and Crazy Kitchen) are excluded from MUUs, MUPs and payer conversion.

(2)

In the third quarter of 2015, Zynga made a modification to its calculation of MUU to further reduce duplication. MUU for the second quarter of 2015 has been revised to reflect the Zynga’s current calculation.

Second Quarter 2016 Financial Summary

•

Revenue: Revenue was $182 million for the second quarter of 2016, a decrease of 3% compared to the first quarter of 2016 and a decrease of 9% compared to the second quarter of 2015. Online game revenue was $136 million, a decrease of 1% compared to the first quarter of 2016 and a decrease of 16% compared to the second quarter of 2015. Advertising and other revenue was $46 million, a decrease of 8% compared to the first quarter of 2016 and an increase of 22% compared to the second quarter of 2015. Zynga Poker, Wizard of Oz Slots, FarmVille 2, Hit It Rich! Slots and Empires & Allies accounted for 19%, 15%, 12%, 11% and 10% of online game revenue, respectively, for the second quarter of 2016 while Zynga Poker, FarmVille 2, FarmVille 2: Country Escape, Hit It Rich! Slots, and Wizard of Oz Slots, accounted for 18%, 18%, 16%, 16%, and 10%, respectively, for the second quarter of 2015.

•	Bookings: Bookings were $175 million for the second quarter of 2016, a decrease of 4% compared to the first quarter of 2016 and flat compared to the second quarter of 2015.
•

Net income (loss): Net loss was ($4) million for the second quarter of 2016, compared to net loss of ($27) million for the first quarter of 2016 and net loss of ($27) million for the second quarter of 2015. The quarter-over-quarter decrease in net loss was primarily due to lower costs and expenses (primarily due to a benefit for the change in estimated fair value of the contingent consideration liability for Rising Tide in the second quarter of 2016 and, to a lesser extent, lower marketing costs).

•

Adjusted EBITDA: Adjusted EBITDA was $12 million for the second quarter of 2016, compared to $11 million in the first quarter of 2016 and $1 million for the second quarter of 2015. The quarter-over-quarter change in adjusted EBITDA was primarily due to lower marketing costs.

•

Non-GAAP net income (loss): Non-GAAP net income was $2 million for the second quarter of 2016, compared to non-GAAP net income of $2 million in the first quarter of 2016 and non-GAAP net loss of ($8) million in the second quarter of 2015.

•

Net income (loss) per share: Diluted net loss per share was ($0.01) for the second quarter of 2016, compared to diluted net loss per share of ($0.03) for the first quarter of 2016 and diluted net loss per share of ($0.03) for the second quarter of 2015.

•

Non-GAAP earnings (loss) per share: Non-GAAP earnings per share was $0.00 for the second quarter of 2016, compared to non-GAAP earnings per share of $0.00 for the first quarter of 2016 and non-GAAP loss per share of ($0.01) for the second quarter of 2015.

•

Cash and cash flow: As of June 30, 2016, cash, cash equivalents and marketable securities were approximately $868 million, compared to $857 million as of March 31, 2016. Cash flow from operations was $15 million for the second quarter of 2016, compared to ($3) million for the first quarter of 2016 and $4 million for the second quarter of 2015. Free cash flow was $13 million for the second quarter of 2016 compared to ($6) million for the first quarter of 2016 and $1 million for the second quarter of 2015.

Third Quarter Outlook

Zynga’s outlook for the third quarter of 2016 is as follows:

•	Revenue is projected to be in the range of $170 million to $180 million
•	Net loss is projected to be in the range of ($33) million to ($29) million
•	Net loss per share is projected to be in the range of ($0.04) to ($0.03) based on a share count projected to be approximately 880 million shares
•	Bookings are projected to be in the range of $180 million to $190 million
•	Adjusted EBITDA is projected to be in the range of $12 million to $16 million
•	Non-GAAP earnings per share is projected to be $0.01, based on a diluted share count projected to be approximately 901 million shares

Conference Call Details

In addition to today’s press release, a copy of our Q2 2016 Quarterly Earnings Letter, which outlines our Q2 2016 financial results and business outlook, is available on our website at http://investor.zynga.com.

Zynga will host a live Q&A session today, August 4, at 2:00 pm PDT (5:00 pm EDT) to discuss financial results. Questions may be asked on the call or submitted in advance via email to investors@zynga.com, and Zynga will respond to as many questions as possible.

The live Q&A session can be accessed at http://investor.zynga.com- a replay of which will be available through the website after the call - or via the below conference dial-in number:

Toll-Free Dial-In Number: (800) 537-0745
International Dial-In Number: (253) 237-1142
Conference ID: 42132656

About Zynga Inc.

Since its founding in 2007, Zynga's mission has been to connect the world through games. To-date, more than 1 billion people have played Zynga's games across Web and mobile, including FarmVille, Zynga Poker, Words With Friends, Hit it Rich! Slots and CSR Racing. Zynga's games are available on a number of global platforms including Apple iOS, Google Android, Facebook and Zynga.com. The company is headquartered in San Francisco, Calif., and has additional offices in the U.S., Canada, U.K., Ireland and India. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Key Operating Metrics

We manage our business by tracking several operating metrics: “DAUs,” which measure daily active users of our games, “MAUs,” which measure monthly active users of our games, “MUUs,” which measure monthly unique users of our games, “MUPs,” which measure monthly unique payers in our games, and “ABPU,” which measures our average daily bookings per average DAU, each of which is recorded by our internal analytics systems. The numbers for these operating metrics are calculated using internal company data based on tracking of user account activity. We also use third party network logins to help us track whether a player logged under two or more different user accounts is the same individual. We believe that the numbers are reasonable estimates of our user base for the applicable period of measurement; however, factors relating to user activity and systems may impact these numbers.

Please refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and, when filed, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, for our definitions of “DAU,” “MAU,” “MUU,” “MUP” and “ABPU”.

MUUs, MUPs and payer conversion in this press release exclude Rising Tide games (Black Diamond Casino and Vegas Diamond Slots) for the three months ended June 30, 2016 and exclude Rising Tide games (Black Diamond Casino and Vegas Diamond Slots) and Zindagi legacy games for the three months ended March 31, 2016 as our systems are unable to distinguish whether a player of these games is also a player of other Zynga games. We exclude players of these games to avoid potential duplication.

Forward-Looking Statements

This press release contains forward-looking statements, including those statements relating to our outlook for the third quarter of 2016 under the heading “Third Quarter Outlook” and statements relating to, among other things: our continuing to make great progress in our turnaround; and our ability to tighten our operating model and improve our cost management as we do more with less, particularly in marketing.

Forward-looking statements often include words such as “outlook,” “project,” “plan,” “intend,” “could,” “should,” “would,” “will,” “might,” “anticipate,” “estimate,” “continue,” “believe,” “may,” “target,” “expect,” or similar expressions, the negative or plural of these words or expressions and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements is subject to a number of risks, uncertainties, and assumptions. More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, and, when filed, our Quarterly Report on Form 10-Q for the three months ended June 30, 2016, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the Securities and Exchange Commission’s (the “SEC”) web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. Except as required by law, we assume no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations. The results we report in our Quarterly Report on Form 10-Q for the three months ended June 30, 2016 could differ from the preliminary results we have announced in this press release.

Non-GAAP Financial Measures

We have provided in this press release certain non-GAAP financial measures, including bookings, Adjusted EBITDA, non-GAAP net income (loss), free cash flow, non-GAAP provision for (benefit from) income taxes, non-GAAP net income (loss) per share, and non-GAAP diluted share count, to supplement our consolidated financial statements prepared in accordance with GAAP (our “GAAP financial statements”). Management uses these non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for our GAAP financial statements. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. In line with our historical practice, the financial information presented herein is provided on a supplemental, non-GAAP basis unless otherwise indicated. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures in (i) this press release announcing our financial results for the three months ended June 30, 2016 (which is included as Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on August 4, 2016, a copy of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov), (ii) when filed, our Quarterly Report on Form 10-Q for the three months ended June 30, 2016, a copy of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov, and (iii) our second quarter of 2016 earnings slides presentation, dated August 4, 2016, a copy of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com and (iv) our second quarter of 2016 shareholder letter, dated August 4, 2016, a copy of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com.

Some limitations of the non-GAAP financial measures included in this press release:

•

Adjusted EBITDA and non-GAAP net income (loss) do not include the impact of stock-based expense, acquisition-related transaction expenses, contingent consideration fair value adjustments and restructuring expense;

•

Bookings, Adjusted EBITDA and non-GAAP net income (loss) do not reflect that we defer and recognize online game revenue and revenue from certain advertising transactions over the estimated average life of durable virtual goods or as virtual goods are consumed;

•	Adjusted EBITDA does not reflect income tax expense and does not include other income (expense) net, which includes foreign exchange gains and losses and interest income;
•

Adjusted EBITDA excludes depreciation and amortization of intangible assets, while non-GAAP net income (loss) excludes amortization of intangible assets from acquisitions. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future; and

•

Free cash flow is derived from net cash provided by operating activities less cash spent on capital expenditures and acquisitions, and removing the excess income tax benefits or costs associated with stock-based awards.

Because of these limitations, you should consider the non-GAAP financial measures presented in this press release with our GAAP financial statements. See the GAAP to non-GAAP reconciliations in this press release and in the places listed above for further details.

Key Financial Metrics

We regularly review a number of metrics, including the following key financial and operating metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections and make strategic decisions.

Bookings. Bookings is a non-GAAP financial measure that is equal to revenue recognized during the period plus the change in deferred revenue during the period. We record the sale of virtual goods as deferred revenue and then recognize that revenue over the estimated average life of the purchased virtual goods or as the virtual goods are consumed. Advertising sales, which consist of certain branded virtual goods and sponsorships, are also deferred and recognized over the estimated average life of the branded virtual good, similar to online game revenue. Bookings, as opposed to revenue, is the fundamental top-line metric we use to manage our business, as we believe it is a useful indicator of the sales activity in a given period. Over the long term, the factors impacting our bookings and revenue are the same. However, in the short term, there are factors that may cause revenue to exceed or be less than bookings in any period. We use bookings to evaluate the results of our operations, generate future operating plans and assess the performance of our company.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted for provision for (benefit from) income taxes; other income (expense), net; interest income; gain (loss) from significant legal settlements; restructuring expense, net; depreciation and amortization; impairment of intangible assets; stock-based expense; contingent consideration fair value adjustments; acquisition-related transaction expenses, and change in deferred revenue. We believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

ZYNGA INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$828,388	$742,217
Marketable securities	40,050	245,033
Accounts receivable	65,074	79,610
Income tax receivable	1,949	5,233
Restricted cash	2,081	209
Other current assets	28,135	39,988
Total current assets	965,677	1,112,290

Goodwill	627,760	657,671
Other intangible assets, net	50,263	64,016
Property and equipment, net	269,769	273,221
Restricted cash	250	986
Other long-term assets	30,694	16,446
Total assets	$1,944,413	$2,124,630

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,900	$29,676
Other current liabilities	62,199	77,691
Deferred revenue	116,765	128,839
Total current liabilities	190,864	236,206
Deferred revenue	100	204
Deferred tax liabilities	5,962	6,026
Other non-current liabilities	79,531	95,293
Total liabilities	276,457	337,729

Stockholders’ equity:
Common stock and additional paid in capital	3,297,066	3,234,551
Treasury stock	—	(98,942)
Accumulated other comprehensive income (loss)	(100,518)	(52,388)
Accumulated deficit	(1,528,592)	(1,296,320)
Total stockholders’ equity	1,667,956	1,786,901
Total liabilities and stockholders’ equity	$1,944,413	$2,124,630

ZYNGA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenue:
Online game	$135,823	$137,057	$162,161	$272,880	$310,124
Advertising and other	45,912	49,664	37,757	95,576	73,087
Total revenue	181,735	186,721	199,918	368,456	383,211
Costs and expenses:
Cost of revenue	56,103	57,139	57,779	113,242	115,401
Research and development	66,233	87,737	90,896	153,970	198,416
Sales and marketing	40,631	46,344	41,119	86,975	72,958
General and administrative	25,374	22,384	37,805	47,758	78,186
Total costs and expenses	188,341	213,604	227,599	401,945	464,961
Income (loss) from operations	(6,606)	(26,883)	(27,681)	(33,489)	(81,750)
Interest income	761	705	605	1,466	1,399
Other income (expense), net	1,905	2,100	1,199	4,005	9,558
Income (loss) before income taxes	(3,940)	(24,078)	(25,877)	(28,018)	(70,793)
Provision for (benefit from) income taxes	506	2,480	991	2,986	2,571
Net income (loss)	$(4,446)	$(26,558)	$(26,868)	$(31,004)	$(73,364)

Net income (loss) per share attributable to common stockholders:
Basic and diluted	$(0.01)	$(0.03)	$(0.03)	$(0.04)	$(0.08)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic and diluted	873,393	871,093	911,699	872,243	905,058

Stock-based expense included in the above line items
Cost of revenue	$1,127	$649	$772	$1,776	$1,844
Research and development	20,213	24,203	19,860	44,416	48,177
Sales and marketing	2,206	1,991	1,617	4,197	3,136
General and administrative	3,353	2,765	5,656	6,118	16,210
Total stock-based expense	$26,899	$29,608	$27,905	$56,507	$69,367

ZYNGA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Operating activities:
Net income (loss)	$(4,446)	$(26,558)	$(26,868)	$(31,004)	$(73,364)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,835	10,812	13,340	21,647	31,062
Stock-based expense	26,899	29,608	27,905	56,507	69,367
(Gain) loss from sales of investments, assets and other, net	231	11	406	242	(5,650)
Accretion and amortization on marketable securities	52	259	1,797	311	3,884
Deferred income taxes	148	1,422	243	1,570	1,241
Changes in operating assets and liabilities:
Accounts receivable, net	7,319	7,217	(3,233)	14,536	6,857
Income tax receivable	177	595	(331)	772	(1,529)
Other assets	(2,630)	(1,812)	(1,105)	(4,442)	(8,792)
Accounts payable	(1,498)	(12,818)	11,699	(14,316)	12,762
Deferred revenue	(7,082)	(5,096)	(25,457)	(12,178)	(41,340)
Other liabilities	(15,459)	(6,945)	5,806	(22,404)	(37,298)
Net cash provided by (used in) operating activities	14,546	(3,305)	4,202	11,241	(42,800)

Investing activities:
Purchases of marketable securities	—	—	—	—	(101,091)
Sales and maturities of marketable securities	85,902	118,900	256,112	204,802	490,667
Acquisition of property and equipment	(1,293)	(2,654)	(3,127)	(3,947)	(5,239)
Business acquisitions, net of cash acquired	(1,720)	(12,500)	—	(14,220)	—
Proceeds from sale of property and equipment	1,179	398	—	1,577	—
Proceeds from sale of equity method investment	—	—	—	—	10,507
Net cash provided by (used in) investing activities	84,068	104,144	252,985	188,212	394,844

Financing activities:
Taxes paid related to net share settlement of equity awards	(746)	(919)	(405)	(1,665)	(1,413)
Repurchases of common stock	—	(112,392)	—	(112,392)	—
Proceeds from employee stock purchase plan and exercise of stock options	409	2,476	945	2,885	4,335
Acquisition-related contingent consideration payment	—	—	—	—	(10,790)
Net cash provided by (used in) financing activities	(337)	(110,835)	540	(111,172)	(7,868)

Effect of exchange rate changes on cash and cash equivalents	(1,340)	(770)	246	(2,110)	(51)

Net increase (decrease) in cash and cash equivalents	96,937	(10,766)	257,973	86,171	344,125
Cash and cash equivalents, beginning of period	731,451	742,217	217,455	742,217	131,303
Cash and cash equivalents, end of period	$828,388	$731,451	$475,428	$828,388	$475,428

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Reconciliation of Revenue to Bookings
Revenue	$181,735	$186,721	$199,918	$368,456	$383,211
Change in deferred revenue	(7,082)	(5,096)	(25,456)	(12,178)	(41,339)
Bookings	$174,653	$181,625	$174,462	$356,278	$341,872

Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$(4,446)	$(26,558)	$(26,868)	$(31,004)	$(73,364)
Provision for (benefit from) income taxes	506	2,480	991	2,986	2,571
Other income (expense), net	(1,905)	(2,100)	(1,199)	(4,005)	(9,558)
Interest income	(761)	(705)	(605)	(1,466)	(1,399)
Restructuring expense, net	1,710	468	12,855	2,178	16,316
Depreciation and amortization	10,835	10,812	13,340	21,647	31,062
Acquisition-related transaction expenses	199	—	—	199	—
Contingent consideration fair value adjustment	(14,390)	2,030	—	(12,360)	9,400
Stock-based expense	26,899	29,608	27,905	56,507	69,367
Change in deferred revenue	(7,082)	(5,096)	(25,456)	(12,178)	(41,339)
Adjusted EBITDA	$11,565	$10,939	$963	$22,504	$3,056

Reconciliation of Net income (loss) to Non-GAAP net income (loss)
Net income (loss)	$(4,446)	$(26,558)	$(26,868)	$(31,004)	$(73,364)
Restructuring expense, net	1,710	468	12,855	2,178	$16,316
Amortization of intangible assets from acquisitions	7,465	7,379	6,160	14,844	$12,424
Acquisition-related transaction expenses	199	—	—	199	$—
Contingent consideration fair value adjustment	(14,390)	2,030	—	(12,360)	$9,400
Stock-based expense	26,899	29,608	27,905	56,507	$69,367
Change in deferred revenue	(7,082)	(5,096)	(25,456)	(12,178)	$(41,339)
Tax effect of non-GAAP adjustments to net income (loss)	(8,800)	(6,278)	(2,174)	(15,078)	$(7,095)
Non-GAAP net income (loss)	$1,555	$1,553	$(7,578)	$3,108	$(14,291)

GAAP diluted shares	873,393	871,093	911,699	872,243	905,058
Non-GAAP diluted shares	893,636	882,350	911,699	891,849	905,058

Non-GAAP earnings (loss) per share:	$0.00	$0.00	$(0.01)	$0.00	$(0.02)

Reconciliation of Cash provided by operating activities to free cash flow
Net cash provided by (used in) operating activities	14,546	(3,305)	4,202	11,241	(42,800)
Acquisition of property and equipment	(1,293)	(2,654)	(3,127)	(3,947)	(5,239)
Free cash flow	$13,253	$(5,959)	$1,075	$7,294	$(48,039)

Reconciliation of GAAP to Non-GAAP provision for (benefit from) income taxes
GAAP provision for (benefit from) income taxes	506	2,480	991	2,986	2,571
Restructuring expense, net	582	85	1,369	667	1,750
Amortization of intangible assets from acquisitions	3,203	1,347	643	4,550	1,332
Acquisition-related transaction expenses	61	—	—	61	—
Contingent consideration fair value adjustment	(4,159)	371	—	(3,788)	1,035
Stock-based expense	11,916	5,405	2,847	17,321	7,411
Change in deferred revenue	(2,803)	(930)	(2,685)	(3,733)	(4,433)

Non-GAAP provision for (benefit from) income taxes	$9,306	$8,758	$3,165	$18,064	$9,666

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP THIRD QUARTER 2016 OUTLOOK

(In thousands, except per share data, unaudited)

Third Quarter 2016
Reconciliation of Revenue to Bookings
Revenue range	$170,000 - 180,000
Change in deferred revenue	10,000
Bookings range	$180,000 - 190,000

Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss) range	$(33,000) - (29,000)
Provision for (benefit from) income taxes	0 - 2,000
Other income (expense), net	(2,000)
Interest income	(1,000)
Depreciation and amortization	11,000
Stock-based expense	27,000 - 25,000
Change in deferred revenue	10,000
Adjusted EBITDA range	$12,000 - 16,000

Reconciliation of Net income (loss) to Non-GAAP net income (loss)
Net income (loss) range	$(33,000) - (29,000)
Amortization of intangible assets from acquisitions	7,000
Stock-based expense	27,000 - 25,000
Change in deferred revenue	10,000
Tax effect of non-GAAP adjustments to net income (loss)	(6,000) - (7,000)
Non-GAAP net income (loss) range	$5,000 - 6,000

GAAP diluted shares	880,000
Non-GAAP diluted shares	901,000
Net income (loss) per share range	$(0.04) - (0.03)
Non-GAAP earnings (loss) per share range	$0.01

CONTACTS

Investor Relations
investorrelations@zynga.com

Stephanie Hess

Vice President of Communications

shess@zynga.com